EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-40812, 333-34942, 333-69047 and 333-43795) of
V-ONE Corporation and in the related Prospectuses and on Form S-8 (Registration Nos. 333-38918, 333-61909, 333-52909 and 333-17749) of our report dated February
9, 2001, with respect to the financial statements and schedule of V-ONE Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                        /s/   Ernst & Young LLP



McLean, VA
March 30, 2001